UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2021

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

2055 Gateway Place, #480, San Jose, California (Address of Principal Executive Offices)	95110 (Zip Code)

972-9-952-9696
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	DSPG	The NASDAQ Stock Market LLC

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 3, 2021, DSP Group, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2021. A copy of the press release, dated November 3, 2021, is attached and filed herewith as Exhibit 99.1. This information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

In addition to the disclosure of financial results for the quarter ended September 30, 2021 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release also included non-GAAP net income and diluted earnings per share, for the quarters ended September 30, 2021 and 2020 that excluded (a) for the quarter ended September 30, 2021, the impact of amortization of acquired intangible assets in the amount of $0.3 million associated with previous acquisitions, equity-based compensation expenses of $2.7 million, $1.1 million of transaction costs related to the anticipated acquisition by Synaptics Incorporation, amortization of employee retention expenses related to the SoundChip S.A. acquisition of $0.03 million, non-cash exchange rate differences resulting from the lease accounting standard (ASC 842) in the amount of $0.04 million and changes in deferred taxes in the amount of $0.03 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses, and (b) for the quarter ended September 30, 2020, the impact of amortization of acquired intangible assets in the amount of $0.4 million associated with previous acquisitions, equity-based compensation expenses of $2.4 million, non-cash expenses from exchange rate differences resulting from ASC 842 in the amount of $0.1 million, transaction expenses related to the acquisition of SoundChip in amount of $0.25 million and amortization of employees retention expenses related to the acquisition of SoundChip S.A. in amount of $0.25 million and income resulting from changes in deferred taxes in the amount of $0.2 million related to intangible assets acquired in current and previous acquisitions and equity-based compensation expenses.

The Company believes that the non-GAAP presentation in the press release is useful to investors in analyzing the results for the quarters ended September 30, 2021 and 2020 because the exclusion of such expense may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful for investors to understand how the expenses associated with the application of FASB ASC No. 718 are reflected on its statements of income. The non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, offer a more complete understanding of factors and trends affecting the Company’s business. The non-GAAP presentation should not be viewed as a substitute for the Company’s reported GAAP results.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

Exhibit No.	Description

99.1 104	Press Release of DSP Group, Inc., dated November 3, 2021. Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: November 3, 2021	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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